Exhibit 99.1

INDEX TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

W. P. Carey & Co. LLC:

Pro Forma Consolidated Financial Information (Unaudited), December 31, 2010 and March 31, 2011

September 30,
Pro Forma Consolidated Balance Sheet as of December 31, 2010 (Unaudited)	3
Pro Forma Consolidated Balance Sheet as of March 31, 2011 (Unaudited)	4
Pro Forma Consolidated Statement of Income for the year ended December 31, 2010 (Unaudited)	5
Pro Forma Consolidated Statement of Income for the three months ended March 31, 2011 (Unaudited)	6
Notes to Pro Forma Consolidated Financial Statements (Unaudited)	7

W. P. CAREY & CO. LLC

The pro forma consolidated financial statements of W. P. Carey & Co. LLC (“we, us, and our”), which are unaudited, have been prepared based on our historical financial statements. Our pro forma consolidated balance sheets of as of December 31, 2010 and March 31, 2011 have been prepared as if our May 2, 2011 acquisition of an incremental interest in Corporate Property Associates 16 – Global Incorporated (“CPA®:16 — Global”) and the acquisition of a special membership interest in its operating partnership had occurred on December 31, 2010 and March 31, 2011, respectively. The pro forma consolidated balance sheets also include pro forma adjustments for events subsequent to December 31, 2010 and March 31, 2011, including the acquisition of certain properties from Corporate Property Associates 14 Incorporated (“CPA®:14”) prior to CPA®:14’s acquisition by CPA®:16 — Global, our receipt of a special dividend from CPA®:14, and certain borrowings on our line of credit.

The pro forma consolidated statements of income for the year ended December 31, 2010 and the three months ended March 31, 2011 have been prepared as if the acquisitions of our interests in CPA®:16 — Global had occurred on January 1, 2010. The pro forma consolidated statements of income also give effect to events subsequent to December 31, 2010 and March 31, 2011, as described above, as though such activity had occurred as of January 1, 2010 and to the impact of the acquisition on our revenues and expenses. Pro forma adjustments are intended to reflect what the effect would have been had we acquired our interest in CPA®:16 — Global as of January 1, 2010, in conjunction with amounts that have been recorded in the historical consolidated statements of operations; however, certain information, such as fair value, is still preliminary and subject to further revision. In management’s opinion, all material adjustments necessary to reflect the effects of our acquisition of an interest in CPA®:16 — Global have been presented.

The pro forma consolidated financial statements should be read in conjunction with the historical consolidated financial statements and notes thereto of W. P. Carey & Co. LLC included in our Report on Form 10-K for the year ended December 31, 2010 filed on February 25, 2011 and our quarterly Report on Form 10-Q for the three months ended March 31, 2011 filed on May 10, 2011. The pro forma information is unaudited and is not necessarily indicative of the financial condition or results of operations had the acquisition occurred on January 1, 2010 or on any particular date in the future, nor is it necessarily indicative of the financial position, cash flows or results of operations of future periods.

W. P. CAREY & CO. LLC

PRO FORMA CONSOLIDATED BALANCE SHEET

December 31, 2010

(Unaudited)

(in thousands)

	September 30,	September 30,	September 30,	September 30,	September 30,
		Pro Forma Adjustments
	Historical	CPA®:14 Asset Acquisition (1)	Acquisitions of Interests in CPA®:16 — Global (2)	CPA®:16 UPREIT Reorganization (3)	Pro Forma
Assets
Investments in real estate:
Real estate, at cost	$560,592	$90,200			$650,792
Operating real estate, at cost	109,851				109,851
Accumulated depreciation	(122,312)				(122,312)

Net investments in properties	548,131	90,200			638,331
Net investments in direct financing leases	76,550				76,550
Equity investments in real estate and CPA® REITs	322,294	8,800	$(84,000)	$28,600
			118,000
			(11,100)
			121,000		503,594

Net investments in real estate	946,975	99,000	143,900	28,600	1,218,475
Cash and cash equivalents	64,693	(31,800)	21,300	(300)
			11,100
			400		65,393
Due from affiliates	38,793				38,793
Intangible assets and goodwill, net	87,768	45,700			133,468
Other assets, net	34,097	700			34,797

Total assets	$1,172,326	$113,600	$176,700	$28,300	$1,490,926

Liabilities and Equity
Liabilities:
Non-recourse debt	$255,232	$87,600			$342,832
Line of credit	141,750		$121,400		263,150
Accounts payable, accrued expenses and other liabilities	40,808	5,600		$28,300	74,708
Income taxes, net	41,443				41,443
Distributions payable	20,073				20,073

Total liabilities	499,306	93,200	121,400	28,300	742,206

Redeemable noncontrolling interest	7,546				7,546

Equity:
W. P. Carey members’ equity:
Listed shares, no par value	763,734	(5,900)			757,834
Distributions in excess of accumulated earnings	(145,769)	27,900	31,200
			24,100		(62,569)
Deferred compensation obligation	10,511				10,511
Accumulated other comprehensive loss	(3,463)				(3,463)

Total W. P. Carey members’ equity	625,013	22,000	55,300	—	702,313
Noncontrolling interests	40,461	(1,600)			38,861

Total equity	665,474	20,400	55,300	—	741,174

Total liabilities and equity	$1,172,326	$113,600	$176,700	$28,300	$1,490,926

The accompanying notes are an integral part of these pro forma consolidated financial statements.

W. P. CAREY & CO. LLC

PRO FORMA CONSOLIDATED BALANCE SHEET

March 31, 2011

(Unaudited)

(in thousands)

	September 30,	September 30,	September 30,	September 30,	September 30,
		Pro Forma Adjustments
	Historical	CPA®:14 Asset Acquisition (1)	Acquisitions of Interests in CPA®:16 — Global (2)	CPA®:16 UPREIT Reorganization (3)	Pro Forma
Assets
Investments in real estate:
Real estate, at cost	$556,685	$90,200			$646,885
Operating real estate, at cost	109,668				109,668
Accumulated depreciation	(124,780)				(124,780)

Net investments in properties	541,573	90,200			631,773
Net investments in direct financing leases	76,336				76,336
Equity investments in real estate and the REITs	333,093	8,800	$(84,000)	$28,600
			118,000
			(11,100)
			121,000		514,393

Net investments in real estate	951,002	99,000	143,900	28,600	1,222,502
Cash and cash equivalents	34,078	(31,800)	21,300	(300)
			11,100
			400		34,778
Due from affiliates	35,341				35,341
Intangible assets and goodwill, net	86,521	45,700			132,221
Other assets, net	37,260	700			37,960

Total assets	$1,144,202	$113,600	$176,700	$28,300	$1,462,802

Liabilities and Equity
Liabilities:
Non-recourse debt	$250,997	$87,600			$338,597
Line of credit	121,750		$121,400		243,150
Accounts payable, accrued expenses and other liabilities	28,495	5,600		$28,300	62,395
Income taxes, net	40,758				40,758
Distributions payable	20,233				20,233

Total liabilities	462,233	93,200	121,400	28,300	705,133

Redeemable noncontrolling interest	6,920				6,920

Equity:
W. P. Carey members’ equity:
Listed shares, no par value	764,310	(5,900)			758,410
Distributions in excess of accumulated earnings	(142,845)	27,900	31,200
			24,100		(59,645)
Deferred compensation obligation	10,511				10,511
Accumulated other comprehensive income	2,301				2,301

Total W. P. Carey members’ equity	634,277	22,000	55,300	—	711,577
Noncontrolling interests	40,772	(1,600)			39,172

Total equity	675,049	20,400	55,300	—	750,749

Total liabilities and equity	$1,144,202	$113,600	$176,700	$28,300	$1,462,802

The accompanying notes are an integral part of these pro forma consolidated financial statements.

W. P. CAREY & CO. LLC

PRO FORMA CONSOLIDATED STATEMENT OF INCOME

Year Ended December 31, 2010

(Unaudited)

(in thousands, except per share amounts)

	September 30,	September 30,	September 30,	September 30,	September 30,
		Pro Forma Adjustments
	Historical	CPA®:14 Asset Acquisition (1)	Acquisitions of Interests in CPA®:16 —Global (2)	CPA®:16 UPREIT Reorganization (3)	Pro Forma
Revenues
Asset management revenue	$76,246			$(24,200)	$52,046
Structuring revenue	44,525				44,525
Wholesaling revenue	11,096				11,096
Reimbursed costs from affiliates	60,023				60,023
Lease revenues	63,450	$11,300			74,750
Other real estate income	18,570				18,570

	273,910	11,300	—	(24,200)	261,010

Operating Expenses
General and administrative	(73,429)				(73,429)
Reimbursable costs	(60,023)				(60,023)
Depreciation and amortization	(23,969)	(7,100)			(31,069)
Property expenses	(10,888)	(100)			(10,988)
Other real estate expenses	(8,121)				(8,121)
Impairment charges	(9,512)				(9,512)

	(185,942)	(7,200)	—	—	(193,142)

Other Income and Expenses
Other interest income	1,268				1,268
Income from equity investments in real estate and CPA® REITs	30,992	(900)	(6,900)	8,500
			7,000	14,000	52,692
Other income and (expenses)	1,407				1,407
Interest expense	(16,234)	(5,200)	(1,300)		(22,734)

	17,433	(6,100)	(1,200)	22,500	32,633

Income from continuing operations before income taxes	105,401	(2,000)	(1,200)	(1,700)	100,501
Provision for income taxes	(25,822)			7,800	(18,022)

Income from continuing operations	79,579	(2,000)	(1,200)	6,100	82,479
(Income) loss from continuing operations attributable to redeemable and nonredeemable noncontrolling interests	(979)	1,200			221

Income from continuing operations attributable to W. P. Carey members	$78,600	$(800)	$(1,200)	$6,100	$82,700

Basic earnings per share
Income from continuing operations attributable to W. P. Carey members	$1.98				$2.08

Diluted earnings per share
Income from continuing operations attributable to W. P. Carey members	$1.98				$2.08

The accompanying notes are an integral part of these pro forma consolidated financial statements.

W. P. CAREY & CO. LLC

PRO FORMA CONSOLIDATED STATEMENT OF INCOME

Three Months Ended March 31, 2011

(Unaudited)

(in thousands, except per share amounts)

	September 30,	September 30,	September 30,	September 30,	September 30,
		Pro Forma Adjustments
	Historical	CPA®:14 Asset Acquisition (1)	Acquisitions of Interests in CPA®:16 — Global (2)	CPA®:16 UPREIT Reorganization (3)	Pro Forma
Revenues
Asset management revenue	$19,820			$(6,100)	$13,720
Structuring revenue	15,945				15,945
Wholesaling revenue	3,280				3,280
Reimbursed costs from affiliates	17,719				17,719
Lease revenues	15,460	$2,800			18,260
Other real estate income	5,308				5,308

	77,532	2,800	—	(6,100)	74,232

Operating Expenses
General and administrative	(21,323)				(21,323)
Reimbursable costs	(17,719)				(17,719)
Depreciation and amortization	(5,450)	(1,800)			(7,250)
Property expenses	(3,155)				(3,155)
Other real estate expenses	(2,557)				(2,557)

	(50,204)	(1,800)	—	—	(52,004)

Other Income and Expenses
Other interest income	675				675
Income from equity investments in real estate and CPA® REITs	6,216	(200)	$(900)	2,100
			1,700	3,500	12,416
Other income and (expenses)	481				481
Interest expense	(4,440)	(1,300)	(300)		(6,040)

	2,932	(1,500)	500	5,600	7,532

Income from continuing operations before income taxes	30,260	(500)	500	(500)	29,760
Provision for income taxes	(7,574)			2,000	(5,574)

Income from continuing operations	22,686	(500)	500	1,500	24,186
(Income) loss from continuing operations attributable to redeemable and nonredeemable noncontrolling interests	(273)	300			27

Income from continuing operations attributable to W. P. Carey members	$22,413	(200)	$500	$1,500	$24,213

Basic earnings per share
Income from continuing operations attributable to W. P. Carey members	$0.56				$0.60

Diluted earnings per share
Income from continuing operations attributable to W. P. Carey members	$0.56				$0.60

The accompanying notes are an integral part of these pro forma consolidated financial statements.

W. P. CAREY & CO. LLC

NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Basis of Presentation

The pro forma consolidated balance sheet of W. P. Carey & Co. LLC as of December 31, 2010 and the pro forma consolidated statement of income for the year ended December 31, 2010 were derived from the historical audited consolidated financial statements as of and for the year ended December 31, 2010 included in our Annual Report on Form 10-K. The pro forma consolidated balance sheet of W. P. Carey & Co. LLC as of March 31, 2011 and the pro forma consolidated statement of income for the three months ended March 31, 2011 were derived from the historical unaudited consolidated financial statements as of and for the three months ended March 31, 2011 included in our Quarterly Report on Form 10-Q.

Adjustments to the Pro Forma Consolidated Balance Sheets

On May 2, 2011, CPA®:14 merged (the “CPA®:14/16 Merger”) with and into a subsidiary of CPA®:16 — Global.

1.	CPA®:14 Asset Acquisitions

In connection with the CPA®:14/16 Merger, on May 2, 2011, we purchased three properties from CPA®:14, in which we already had a partial ownership interest, for an aggregate purchase price of $31.8 million, plus the assumption of $87.6 million of indebtedness. The properties were acquired for aggregate consideration of approximately $131.0 million (consisting of real estate of $90.2 million, intangible assets of $45.7 million, other assets of $0.7 million, and accounts payable, accrued expenses and other liabilities of $5.6 million).

We had previously consolidated the Checkfree property and accounted for the Federal Express and Amylin properties under the equity method. In connection with purchasing the interests in the Federal Express and Amylin properties, we recognized a pro forma net gain of $27.9 million to adjust the carrying value of our existing interests in these ventures to their estimated fair values. We acquired the noncontrolling interest of $1.6 million related to the property leased to Checkfree and recognized a pro forma adjustment of $5.9 million to capital.

2.	Acquisitions of Interests in CPA®:16 – Global

In the CPA®:14/16 Merger, CPA®:14 shareholders were entitled to receive $11.50 per share, which was equal to the estimated net asset value per share of CPA®:14 as of September 30, 2010. For each share of CPA®:14 stock owned, each CPA®:14 shareholder received a $1.00 per share special cash dividend and a choice of either (i) $10.50 in cash or (ii) 1.1932 shares of CPA®:16 – Global. The merger consideration of $954.5 million was paid by CPA®:16 – Global, including payment of $444.0 million to liquidating shareholders and issuing 57,365,145 shares of common stock with a fair value of $510.5 million on the date of closing to shareholders of CPA®:14 in exchange for 48,076,723 shares of CPA®:14 common stock. The $1.00 per share special cash distribution, totaling $90.4 million in the aggregate, was funded from the proceeds of the CPA®:14 Asset Sales. In connection with the CPA®:14/16 Merger, we agreed to purchase a sufficient number of shares of CPA®:16 – Global common stock from CPA®:16 – Global to enable it to pay the merger consideration if the cash on hand and available to CPA®:14 and CPA®:16 – Global, including the proceeds of the CPA®:14 Asset Sales and a new $320.0 million senior credit facility of CPA®:16 – Global, were not sufficient. Accordingly, we purchased 13,750,000 shares of CPA®:16 – Global on May 2, 2011 for $121.0 million, which we funded, along with other obligations, with cash on hand and $121.4 million drawn on our unsecured line of credit.

Upon consummation of the CPA®:14/16 Merger, we earned revenues of $31.2 million in connection with the termination of the advisory agreement with CPA®:14 and $21.3 million of subordinated disposition revenues. We elected to receive our termination revenue in 2,717,138 shares of CPA®:14, which were exchanged into 3,242,089 shares of CPA®:16 – Global. In addition, we received $11.1 million in cash as a result of the $1.00 per share special cash distribution paid by CPA®:14 to its shareholders. Upon closing of the CPA®:14/16 Merger, we received 13,260,091 shares of common stock of CPA®:16 – Global in respect of our shares of CPA®:14. In connection with this share exchange, we recognized a gain of $2.8 million, which is the difference between the carrying value of our investment in CPA®:14 and the estimated fair value of consideration received in shares of CPA®:16 – Global.

3.	CPA® :16 — Global UPREIT Reorganization

Immediately following the CPA®:14/16 Merger on May 2, 2011, CPA®:16 – Global completed an internal reorganization whereby CPA®:16 – Global formed an umbrella partnership real estate investment trust, or UPREIT which was approved by CPA®:16 – Global shareholders in connection with the CPA®:14/16 Merger. In connection with the formation of the UPREIT, CPA®:16 – Global contributed substantially all of its assets and liabilities to an “Operating Partnership” in exchange for a managing member interest and units of membership interest in the Operating Partnership, which together represent a 99.985% capital interest of the “Managing Member” (representing the CPA®:16 – Global shareholders’ interest). Through our subsidiary, Carey REIT III, Inc. (the “Special General Partner”), we acquired a special membership interest (“Special Interest”) of 0.015% in the Operating Partnership for $0.3 million, entitling us to receive certain profit allocations and distributions of cash.

As consideration for the Special Interest, we amended our advisory agreement with CPA®:16 – Global to give effect to this UPREIT reorganization and to reflect a revised fee structure whereby (i) our asset management fees are prospectively reduced to 0.5% from 1.0% of the asset value of a property under management, (ii) the former 15% subordinated incentive fee and termination fees have been eliminated and replaced by (iii) a 10% Special General Partner Available Cash Distribution and (iv) the 15% Final Distribution, each defined below. The sum of the new 0.5% asset management fee and the Available Cash Distribution is expected to be lower than the original 1.0% asset management fee; accordingly, the Available Cash Distribution is contractually limited to 0.5% of the value of CPA®:16 – Global’s assets under management. However, as a result of income tax savings, the amount of after-tax cash that we expect to receive pursuant to this revised structure is anticipated to be greater than the amount we received under the previous arrangement. The fee structure related to initial acquisition fees, subordinated acquisition fees and subordinated disposition fees for CPA®:16 – Global remains unchanged.

As Special General Partner, we are entitled to 10% of the Operating Partnership’s available cash (the “Available Cash Distribution”), which is defined as the Operating Partnership’s cash generated from operations, excluding capital proceeds, as reduced by operating expenses and debt service, excluding prepayments and balloon payments. We may elect to receive our Available Cash Distribution in shares of CPA®:16 – Global’s common stock. In the event of a capital transaction such as a sale, exchange, disposition or refinancing of CPA®:16 – Global’s assets, we are also entitled to receive a “Final Distribution” equal to 15% of residual returns after giving effect to a 100% return of the Managing Member’s invested capital plus a 6% priority return.

We recorded the Special Interest as an equity investment at its fair value of $28.3 million and an equal amount of deferred revenues, which is net of approximately $6.0 million related to our ownership interest of approximately 17.5% in CPA®:16 – Global that was eliminated in our consolidated financial statements. We will recognize the deferred revenue earned from our Special Interest in the Operating Partnership into earnings on a straight-line basis over the expected period of performance, which is currently estimated at three years based on the stated intended life of CPA®:16 – Global as described in its offering documents. The amount of deferred revenue expected to be recognized during a 12-month period would be approximately $8.5 million, which is net of $0.9 million associated with the basis differential generated by the Special Interest in the Operating Partnership and our underlying claim on the net assets of CPA®:16 – Global. We determined the fair value of the Special Interest based upon a discounted cash flow model, which included assumptions related to estimated future cash flows of CPA®:16 – Global and the estimated duration of the fee stream of three years.

Adjustments to the Pro Forma Consolidated Statements of Income

1.	CPA®:14 Asset Acquisitions

We had previously consolidated the Checkfree property and accounted for the Federal Express and Amylin properties under the equity method.

For the year ended December 31, 2010, we reflected the pro forma impact of the related lease revenues of $11.3 million, offset by $7.1 million for depreciation and amortization of the properties based on their fair values, less than $0.1 million for property expenses and $5.2 million of interest expense related to the debt assumed. Our pro forma adjustments also reflect the elimination of $1.2 million of income formerly attributed to the non-controlling interests of the Checkfree venture as well as $0.9 million related to the equity earnings of the Federal Express and Amylin ventures. For the three months ended March 31, 2011, we reflected the pro forma impact of the related lease revenues of $2.8 million, offset by $1.8 million for depreciation and amortization of the properties based on their fair values and $1.3 million of interest expense related to the debt assumed. Our pro forma adjustments also reflect the elimination of $0.3 million of income formerly attributed to the non-controlling interests of the Checkfree venture as well as $0.2 million related to the equity earnings of the Federal Express and Amylin ventures.

2.	Acquisitions of Interests in CPA®:16 – Global

As a result of the CPA®:14/16 Merger, our interest in CPA®:16 — Global increased from 5.6% at December 31, 2010 to 17.3% immediately after the merger. Therefore, for the year ended December 31, 2010, we have reflected pro forma adjustments for the pro forma equity in earnings of CPA®:16 — Global after acquisition of CPA®:14 of $7.0 million, partially offset by the reversal of the equity in earnings of CPA®:14 and CPA®:16 — Global of $5.5 million and $1.4 million, respectively. For the three months ended March 31, 2011, we have reflected pro forma adjustments for the pro forma equity in earnings of CPA®:16 — Global after acquisition of CPA®:14 of $1.7 million, partially offset by the reversal of the equity in earnings of CPA®:14 and CPA®:16 — Global of $0.6 million and $0.3 million, respectively. Pro forma interest of $1.3 million for the year and $0.3 million for the quarter relates to the cost of our incremental borrowing of $121.4 million at the effective annual rate of 1.0875%.

3.	CPA® :16 — Global UPREIT Reorganization

As a result of the UPREIT Reorganization, we will no longer earn performance fees. Accordingly, for the year ended December 31, 2010, our pro forma adjustments reflect the reversal of performance fees for CPA®:14 and CPA®:16 — Global of $21.7 million and a reduction in asset management fees as a result of the CPA®:14 Asset Sales of $2.5 million as well as estimated cash flow distributions from CPA®:16 — Global in the amount of $14.0 million. For the three months ended March 31, 2011, our pro forma adjustments reflect the reversal of performance fees for CPA®:14 and CPA®:16 — Global of $5.4 million and a reduction in asset management fees as a result of the CPA®:14 Asset Sales of $0.7 million as well as estimated cash flow distributions from CPA®:16 — Global in the amount of $3.5 million.

As described above, the amount of deferred revenue related to the Special Interest that is expected to be recognized during a 12- and three-month period would be approximately $8.5 million and $2.1 million, respectively, which is net of $0.9 million and $0.2 million, respectively, associated with the basis differential generated by the Special Interest in the Operating Partnership and our underlying claim on the net assets of CPA®:16 – Global.

As a result of the expected income tax savings described above, we have reflected a pro forma tax benefit of $7.8 million for the year and $2.0 million for the quarter.